EXHIBIT 99.1
                                                                    ------------


FOR IMMEDIATE RELEASE

              ATMI REPORTS STRONG SECOND QUARTER FINANCIAL RESULTS
                                 REVENUES UP 19%

         DANBURY, CT -- JULY 26, 2006 -- ATMI, INC. (Nasdaq: ATMI), a supplier of specialty materials and high-purity materials handling and delivery solutions to the world's leading semiconductor manufacturers, today announced revenues of $82.5 million for the second quarter of 2006, an increase of 19% from $69.3 million in the second quarter of 2005. Net income for the quarter increased by 26% to $10.1 million from $8.0 million in the second quarter of 2005, and earnings per share increased to $0.27 per diluted share from $0.22 per diluted share in the second quarter of 2005. Earnings per share includes share-based compensation expense of $0.05 per diluted share in the second quarter of 2006, compared to $0.01 per diluted share in the second quarter of 2005, inclusive of the adoption of FAS 123(R) in 2006.

         For the six months ended June 30, 2006, revenues were $159.4 million, up 18% from $135.4 million in the comparable 2005 period. Net income increased 25% to $17.5 million from $14.0 million in the first half of 2005, and earnings per share increased to $0.46 per diluted share from $0.41 per diluted share for the first half of 2005. Earnings per share includes share-based compensation expense of $0.09 per share for the first half of 2006, compared to $0.02 per diluted share in the first half of 2005, inclusive of the adoption of FAS 123(R) in 2006.

         Doug Neugold, ATMI Chief Executive Officer, said, "Our strong second quarter results reflect the momentum of both our advanced-generation chip

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ATMI Reports Second Quarter 2006 Financial Results - Page 2 of 6


materials as well as our more broadly used products. We expect to see continued momentum and strong financial performance through the second half of the year as our customers continue to expand their 65-nanometer and 90-nanometer production volumes, even though global wafer start growth may flatten."

         Neugold continued, "Key customers are intensifying their efforts to reduce manufacturing costs and improve production throughput efficiencies, giving us significant opportunities to demonstrate how ATMI's products and technologies can improve their production yields, reduce their overall cost of manufacturing, and speed their time to market for new technology ramps."

         Dan Sharkey, Chief Financial Officer said, "Strong SDS-3 volumes and higher cleaning materials shipments for advanced technology lines drove our strong revenue growth, highlighting our increasing new product sales. As expected, our gross margins for the second quarter increased sequentially from the first quarter, to 50.8% from 47.8%, in part reflecting that the inefficiencies resulting from ramping our new liquids packaging plant are behind us."

         Sharkey continued, "In light of our strong second quarter results and the prospect of a relatively flat wafer start environment, particularly at the foundries, we estimate third quarter revenues in the $80 to $85 million range, and diluted earnings per share in the $0.24 to $0.29 range. In the second quarter, ATMI purchased $18 million of stock under our previously announced $75 million share repurchase program, bringing the repurchase total to $42 million to date."

         A conference call (dial-in: 888.822.9375) discussing the company's

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ATMI Reports Second Quarter 2006 Financial Results - Page 3 of 6


recent financial results and business outlook will begin at 11:00 a.m. Eastern time, July 26, 2006. A replay of the call will be available for 48 hours (dial-in: 800.642.1687; access code 837809). An audio webcast of the conference call will be available for 30 days on atmi.com.

         ATMI provides specialty materials and high-purity materials handling and delivery solutions to the worldwide semiconductor industry. For more information, please visit atmi.com.

         Statements contained herein that relate to ATMI's future performance, including, without limitation, statements with respect to ATMI's anticipated results of operations or level of business for 2006 or any other future period, are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only and are subject to certain risks, uncertainties, and assumptions, including, but not limited to, changes in semiconductor industry growth (including, without limitation, wafer starts) or ATMI's markets; competition, problems, or delays developing and commercializing new products; problems or delays in integrating acquired operations and businesses; and other factors described in ATMI's filings with the Securities and Exchange Commission. Such risks and uncertainties may cause actual results to differ materially from those expressed in our forward-looking statements. ATMI undertakes no obligation to update any forward-looking statements.

                                     # # # #

For more information contact:
         Dean Hamilton
         Director, ATMI Investor Relations & Corporate Communications
         203.207.9349 Direct
         203.794.1100 x4202
         dhamilton@atmi.com

                                     # # # #

                                  TABLES FOLLOW


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ATMI Reports Second Quarter 2006 Financial Results - Page 4 of 6




                                   ATMI, INC.
                            SUMMARY INCOME STATEMENTS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                   THREE MONTHS ENDED          SIX MONTHS ENDED
                                         JUNE 30,                  JUNE 30,
                                     2006        2005         2006         2005
                                     ----        ----         ----         ----

Revenues                           $82,484     $69,269     $159,420     $135,366
Cost of revenues                    40,542      34,457       80,670       66,370
                                   -------     -------     --------     --------
Gross profit                        41,942      34,812       78,750       68,996
Operating expenses:
  Research and development           6,228       5,711       12,357       10,995
  Selling, general, and
   administrative                   23,065      18,506       45,107       37,940
                                   -------     -------     --------     --------
  Total operating expenses          29,293      24,217       57,464       48,935
                                   -------     -------     --------     --------

Operating income                    12,649      10,595       21,286       20,061

Other income, net                    2,240       1,297        4,610          964
                                   -------     -------     --------     --------

Income before income taxes          14,889      11,892       25,896       21,025

Income taxes                         4,839       3,925        8,416        7,007
                                   -------     -------     --------     --------

Net income                         $10,050     $ 7,967     $ 17,480     $ 14,018
                                   =======     =======     ========     ========

Diluted earnings per share           $0.27       $0.22        $0.46        $0.41

Weighted-average shares
  outstanding                       37,502      37,034       37,669       34,533



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ATMI Reports Second Quarter 2006 Financial Results - Page 5 of 6




                                   ATMI, INC.
                      SCHEDULE OF SHARE-BASED COMPENSATION
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


                                       THREE MONTHS ENDED     SIX MONTHS ENDED
                                            JUNE 30,               JUNE 30,
                                     2006(1)    2005(2)      2006(3)    2005(4)
                                     -------    -------      -------    -------

Cost of revenues                       $ 211    $ ---        $  494      $ ---
Research and development                 183      ---           410        ---
Selling, general, and
 administrative                        2,196      549         4,459      1,099
                                     -------    -----        ------    -------

Total share-based compensation
   expense                             2,590      549         5,363      1,099
                                     -------    -----        ------    -------

Benefit from income taxes                883      178         1,829        364
                                     -------    -----        ------    -------

Net share-based compensation
   expense                           $ 1,707    $ 371       $ 3,534      $ 735
                                     =======    =====       =======    =======


(1) Amounts include amortization expense related to stock options of $1.8 million, employee stock purchase plan of $0.2 million, and restricted stock awards of $0.6 million, recorded under FAS 123(R).
(2) Amounts include amortization expense related to restricted stock awards of $0.5 million, recorded under APB 25.
(3) Amounts include amortization expense related to stock options of $3.4 million, employee stock purchase plan of $0.3 million, and restricted stock awards of $1.6 million, recorded under FAS 123(R).
(4) Amounts include amortization expense related to restricted stock awards of $1.1 million, recorded under APB 25.







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ATMI Reports Second Quarter 2006 Financial Results - Page 6 of 6



                                   ATMI, INC.
                             SUMMARY BALANCE SHEETS
                                 (IN THOUSANDS)




BALANCE SHEET HIGHLIGHTS                          JUNE 30,        DECEMBER 31,
                                                  --------        ------------
                                                    2006              2005
                                                    ----              ----
                                                (UNAUDITED)
Assets
   Cash & marketable securities (1)               $219,151           $209,851
   Accounts receivable, net                         53,439             47,125
   Inventory, net                                   46,106             39,850
   Other current assets                             24,015             21,675
                                                  --------           --------
      Total current assets                         342,711            318,501
   Fixed assets, net                                86,586             82,821
   Marketable securities, non-current (1)           23,247             46,286
   Other assets                                     48,356             52,228
                                                  --------           --------
        Total assets                              $500,900           $499,836
                                                  --------           --------

Liabilities and stockholders' equity
   Accounts payable                                $16,277            $11,910
   Other current liabilities                        27,285             31,746
                                                  --------           --------
     Total current liabilities                      43,562             43,656
   Non-current liabilities                           1,800              3,460
   Stockholders' equity                            455,538            452,720
                                                  --------           --------
      Total liabilities & stockholders' equity    $500,900           $499,836
                                                  --------           --------


(1) Total cash and marketable securities equaled $242.4 million and $256.1 million at June 30, 2006 and December 31, 2005, respectively.